UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2010

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive Columbia, Maryland 21046
(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Director.

On April 28, 2010, the Board of Directors of Integral Systems, Inc. (the “Company”) increased the size of the Board of Directors (the “Board”) from eight directors to nine directors and elected General Thomas S. Moorman to the Board. General Moorman was named to serve on the Strategic Growth Committee of the Board.

General Moorman currently is a Senior Executive Advisor to Booz Allen Hamilton. Before retiring in 2008, he led Booz Allen’s Air Force and NASA business as a Partner and Vice President. Prior to joining Booz Allen, General Moorman served as Vice Chief of Staff, United States Air Force, where he was responsible for the day-to-day activities of the Air Staff, chaired the Air Force Council, and represented the Air Force on interagency organizations, such as the Joint Requirements Oversight Counsel and DOD-wide efforts such as the Quadrennial Defense Review. In 2004, Space News named him one of the top ten most noteworthy contributors to the U.S. space program.

The Company will compensate General Moorman for his services as described in the discussion of director compensation in the Company’s definitive proxy statement for its 2010 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on January 11, 2010.

A copy of the press release announcing General Moorman’s election is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following material is attached as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release, dated April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: April 30, 2010	By:	/s/ William M. Bambarger, Jr.
	Name:	William M. Bambarger, Jr.
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 30, 2010.